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                                                                 Exhibit (d)(10)

                             NEOVISTA SOFTWARE, INC.
                  NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION


        Notice is hereby given of the following non-qualified option grant (the "Option") made to purchase shares of the Common Stock of NEOVISTA SOFTWARE, INC. (the "Company") common stock (the "Common Stock"):

        Optionee:___________________________________

        Grant Date:_________________________________

        Vesting Commencement Date:__________________

        Option Price:_______________________________  per share

        Number of Optioned Shares __________________  shares

        Expiration Date:____________________________

        Type of Option:  Non-Qualified Option
                       -----------------------------
        Date Exercisable:___________________________

        Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Company at the Option Price paid per share. Provided Optionee remains in Service (as defined in the attached Stock Purchase Agreement) Optionee shall acquire a vested interest in, and the Company's Repurchase Right will accordingly lapse with respect to __________ of the Option Shares vesting in equal successive monthly installments. In no event will any additional Option Shares vest after Optionee's cessation of Service.

        Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the NeoVista Software, Inc. 1991 Non-Qualified Stock Option/Stock Issuance Plan (the "Plan"). By signing below, Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that the terms and conditions applicable to any Optioned Shares purchased under the Option are as set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee Hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.



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        REPURCHASE RIGHTS: OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE COMPANY'S SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.



---------------------------
         Date

                                   NEOVISTA SOFTWARE, INC.


                                   By:
                                      --------------------------------------
                                      Vice President & Chief Financial Officer



                                      --------------------------------------
                                      [Optionee]
                                      [Optionee address]


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